                                    BYLAWS

                                      OF

                      VALLEY NATIONAL GASES INCORPORATED



                                  ARTICLE I
                                   OFFICES
                                   -------

          SECTION 1.1    REGISTERED OFFICE.  The registered office of the
                         -----------------
Corporation in Pennsylvania shall be located at 1640 Jefferson, Washington, Pennsylvania, 15301 or at such other address within the Commonwealth of Pennsylvania as may be determined from time to time by the Board of Directors.

       SECTION 1.2       OTHER OFFICES.  The Corporation may maintain such other
                         -------------
offices both within and without the Commonwealth of Pennsylvania as the business of the Corporation may from time to time require or as the Board of Directors may determine.


                           ARTICLE II
                     MEETINGS OF SHAREHOLDERS
                     ------------------------

          SECTION 2.1    PLACE OF MEETINGS.  All shareholders meetings shall
                         -----------------
be held at such place within or without the Commonwealth of Pennsylvania as determined from time to time by the Board of Directors.

          SECTION 2.2    ANNUAL MEETINGS.  The annual shareholders meeting
                         ---------------
for the election of directors and transaction of such other business as may properly be brought before the meeting, shall be held at 9:00 a.m., Eastern Time, on the first Tuesday in August of each year or at such other date, place and time as may be designated from time to time by the Board of Directors. In the event such annual shareholders meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day.

          To be properly brought before the annual shareholders meeting, business must be either (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors,
(iii) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before the meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation (the "Shareholders Business Notice"). To be timely, the Shareholder Business Notice must be delivered to or mailed and received at the principal executive


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offices of the Corporation, not less than sixty (60) days
nor more than ninety (90) days prior to the meeting; provided,
                                                     --------
however, that in the event that the meeting is designated by the
-------
Board of Directors to be held at a date other than the first Tuesday in August and less than sixty (60) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, to be timely, the Shareholder Business Notice must be received no later than the close of business on the fifteenth
(15th) day following the day on which such notice of the date of the annual shareholder meeting was mailed or such public disclosure was made, whichever first occurs. The Shareholder Business Notice delivered to the Secretary shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the shareholder proposing such business, (iii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder and the name and address of record under which such stock is held and (iv) any material interest of the shareholder in such business.

          Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual shareholder meeting except in accordance with the procedures set forth in this
Section 2.2, provided, however, that nothing in this Section 2.2
             --------  -------
shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual shareholder meeting.

          The Chairman of the annual shareholders meeting, in their sole discretion, shall have the power to determine whether or not business was properly brought before the meeting in accordance with the provisions of this Section 2.2, and, if the Chairman should determine that any such business was not properly brought before the meeting, the Chairman shall so declare to the meeting and any such business shall not be transacted.

          SECTION 2.3    SPECIAL MEETINGS.  Special meetings of the
                         ----------------
shareholders for any lawful purpose or purposes may be called at any time only by a majority of the entire Board of Directors, by the Chairman of the Board of Directors or by the President. Each call for a special meeting of the shareholders shall state the purpose or purposes of such meeting and shall be in writing, signed by the person or persons making the same and delivered to the Secretary of the Corporation. The Secretary shall, not more than sixty (60) days after receipt of a request for a special meeting, call such special meeting of the shareholders and fix the time, date and place of such special meeting. If the Secretary shall neglect to issue such call for the meeting, the person or persons making the request may issue the call for such meeting. No business shall be conducted at any special meeting of the shareholders of the Corporation other than the business stated in the call for such meeting. The shareholders of the Corporation shall not be entitled, as a matter of right, to require the Board of Directors to call a special meeting of the shareholders or to bring any business before a special meeting of the shareholders.

          SECTION 2.4    NOTICE OF MEETINGS.  Written notice of the
                         ------------------
shareholder meeting shall be given to each shareholder of record entitled to vote at such meeting stating the time, date and place of the meeting and, in the case of a special meeting, the general nature of the business to be transacted. The written notice of any meeting shall be given not less than fifteen (15) days nor more than forty-five (45) days prior to the date of the meeting.

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          SECTION 2.5    ADJOURNMENTS.  Any meeting of shareholders, annual
                         ------------
or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.

          SECTION 2.6    QUORUM.  At each meeting of shareholders, except
                         ------
where otherwise provided by law or the Corporation's Articles or these Bylaws, the holders of a majority of the outstanding shares of each class of stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum. In the absence of a quorum, the shareholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 2.5 of these Bylaws until a quorum is present.

          SECTION 2.7    ORGANIZATION; JUDGES OF ELECTION.  Meetings of
                         --------------------------------
shareholders shall be presided over by the Chairman of the Board, if any, or in his or her absence, by the President, or in his or her absence, by any of the Vice Presidents, or in the absence of the foregoing persons by a chairman appointed by the Board of Directors. The Secretary shall act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting. In advance of any meeting of shareholders, the Board of Directors may appoint judges of election, who need not be shareholders, to act at such meeting or any adjournment thereof. If judges of election are not appointed, the chairman of any such meeting may, and on the request of any shareholder or his or her proxy shall, make such appointment at the meeting of shareholders. The number of judges shall be one or three and no person who is a candidate for office shall act as a judge. The judges of election shall do all such acts as may be proper to conduct the election or vote with fairness to all shareholders, and shall make a written report of any matter determined by them and execute a certificate of any fact found by them, if requested by the chairman of the meeting or any shareholder or his proxy. In the event there are three judges of election, the decision, act or certificate of a majority, shall be effected in all respects as the decision, act or certificate of all.

          SECTION 2.8    VOTING; PROXIES.  Unless otherwise provided by law
                         ---------------
or in the Articles, the holders of voting stock shall be entitled to vote on the basis of one vote for each Share held on all matters to be voted on by shareholders and the majority vote of the quorum present entitled to vote thereon shall constitute a valid action of the shareholders and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the vote cast by the shareholders entitled to vote as a class, shall constitute a valid action of the shareholders. The holders of any series or class of Preferred Stock, if any, shall have such voting rights as may be determined by resolution of the Board of Directors. Each shareholder entitled to vote at a meeting of shareholders may authorize another person or persons to act for them by proxy. A proxy, unless coupled with an interest, shall be revocable at will, notwithstanding any other agreement or any provision in the proxy to the contrary, but the revocation of a proxy shall not be effective until written notice thereof has been given to the Secretary of the Corporation. An unrevoked proxy shall not be valid after three years from the date of its execution unless a longer time is expressly provided therein. A proxy shall not be revoked by the death or incapacity of the maker unless, before the vote is counted or the authority is exercised, written notice of the death or incapacity is given to the Secretary of the Corporation. Voting at meetings of shareholders need not be by

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written ballot unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. At all meetings of shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law or by the Articles or these Bylaws, be decided by the vote of the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at the meeting.

          SECTION 2.9    LIST OF SHAREHOLDERS ENTITLED TO VOTE.  The
                         -------------------------------------
Secretary shall prepare and make a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be kept open at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present.

          SECTION 2.10   SHAREHOLDER NOMINATION OF DIRECTORS.  Not less than
                         -----------------------------------
sixty (60) days nor more than ninety (90) days prior to the date of any meeting of the shareholders at which directors are to be elected ("the Election Meeting") any shareholder intending to nominate a director for election to the Corporation's Board of Directors at the Election Meeting shall deliver a notice in writing
(the "Nominating Notice") to the Secretary of the Corporation setting forth (a) as to each nominee whom the shareholder proposes to nominate for election as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the nominee and (iv) any other information concerning the nominee that would be required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the Nominating Notice, (i) the name and address of the shareholder and
(ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the shareholder and the name and address of record under which such stock is held. The
Nominating Notice shall include a signed consent of each such nominee to serve as a director of the Corporation, if elected. The Corporation may require any proposed nominee or shareholder proposing a nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation or to properly complete any proxy or information statement used for the solicitation of proxies in connection with such Election Meeting.

          SECTION 2.11   DEFECTIVE NOMINATIONS.  No person nominated by a
                         ---------------------
shareholder shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in Section 2.10 of these Bylaws. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and may declare to the meeting that the defective nomination be disregarded.

                            ARTICLE III
                         BOARD OF DIRECTORS
                         ------------------

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          SECTION 3.1    GENERAL POWERS; QUALIFICATIONS.  The business and
                         ------------------------------
affairs of the Corporation shall be managed by the Board of Directors, except as may be otherwise provided by law or in the Articles. Directors need not be shareholders of the Corporation.

          SECTION 3.2    NUMBER OF DIRECTORS; CLASSIFICATION; TERM OF OFFICE.
                         ---------------------------------------------------
The business and affairs of the Corporation shall be managed and controlled by a Board of Directors consisting of not less than three (3) nor more than ten (10) persons. The exact number of directors within the minimum and maximum limitations shall be determined exclusively from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors.

          The directors of the Corporation, other than those who may be elected by the holders of any class or series of Preferred
Stock, shall be divided into three classes: Class I, Class II and Class III. Membership in such classes shall be as nearly equal as possible and any increase or decrease in the number of directors shall be apportioned by the Board of Directors among the classes to maintain the number of directors as nearly equal as possible and any additional director or any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class.
The initial Class I directors shall hold office until the annual meeting of shareholders of the Corporation in 1998, the initial Class II directors shall hold office until the annual meeting of the shareholders of the Corporation in 1999, and the initial Class III directors shall hold office until the annual meeting of shareholders of the Corporation in 2000 or, in each case, until their successors are elected and qualified and subject to such director's prior death, resignation, retirement or removal from office. Beginning in 1998, and continuing annually thereafter, at each annual meeting of shareholders of the Corporation, the directors elected to succeed those whose terms then expire shall belong to the same class as the directors they succeed and shall hold office until the third succeeding annual meeting of shareholders or until their successors are elected and qualified and subject to such director's prior death, resignation, retirement or removal from office. No decrease in the number of directors constituting the Board of Directors shall reduce the term of any incumbent director.

          SECTION 3.3    RESIGNATION; REMOVAL; VACANCIES.  Any director may
                         -------------------------------
resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective. Any director, or the entire Board of Directors or any class of the Board of Directors may be removed from office at any time, only for cause and only by the affirmative vote of two-thirds or more of the then outstanding capital stock entitled to vote generally in the election of directors. Unless otherwise provided in the Articles or these Bylaws, vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of shareholders of the Corporation at which the term of office of the class to which they have been elected expires, and until such directors successor shall have been duly elected and qualified.

          SECTION 3.4    REGULAR MEETINGS; NOTICE.  Regular meetings of the
                         ------------------------
Board of Directors may be held at such places within or without the Commonwealth of Pennsylvania and at

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such times as the Board may from time to time determine.  Notice of such regular meetings of the Board of Directors shall be given at least 24 hours before such meeting date.

          SECTION 3.5    SPECIAL MEETINGS; NOTICE.  Special meetings of the
                         ------------------------
Board of Directors may be held at any time or place within or without the Commonwealth of Pennsylvania whenever called by the Chairman of the Board, by the President or in their absence by the Secretary, or by any two directors. Notice of such special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least five (5) days before the meeting date.
By unanimous consent of the entire Board of Directors, a special meeting of the Board may be held without notice. A notice of meeting shall specify the place, date and hour of such meeting.

          SECTION 3.6    TELEPHONIC MEETINGS PERMITTED.  Unless otherwise
                         -----------------------------
restricted by the Articles or these Bylaws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 3.6 shall constitute presence in person at such meeting.

          SECTION 3.7    QUORUM; VOTE REQUIRED FOR ACTION.  A majority of the
                         --------------------------------
members of the Board of Directors shall constitute a quorum for the purpose of transacting business. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the Articles or these Bylaws shall require a vote of a greater number. In the event at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall attend.

          SECTION 3.8    ORGANIZATION.  Meetings of the Board of Directors
                         ------------
shall be presided over by the Chairman of the Board, or in their absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in their absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

          SECTION 3.9    COMPENSATION.  The directors may receive reasonable
                         ------------
fees to be determined from time to time by the Board of Directors for services actually performed in attending meetings and for other services actually performed and the expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation for such service.

          SECTION 3.10   CONSENT OF DIRECTORS IN LIEU OF MEETING.  Unless
                         ---------------------------------------
otherwise restricted by the Articles or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

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          SECTION 3.11   DIRECTOR'S DUTIES AND OBLIGATIONS.  A director of
                         ---------------------------------
the Corporation shall stand in a fiduciary relation to the Corporation and shall perform his duties as a director, including his duties as a member of any committee of the Board of Directors upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the Corporation, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances.
In performing his duties, a director shall be entitled to rely in good faith on information, opinions, reports or statements, including financial statements and other financial data, in each case prepared or presented by any of the following: (1) one or more officers or employees of the Corporation whom the director reasonably believes to be reliable and competent in the matters presented; (2) counsel, public accountants or other persons as to matters which the director reasonably believes to be within the professional or expert competence of such person; or (3) a committee of the Board of Directors upon which he does not serve, duly designated in accordance with law, as to matters within its designated authority, which committee the director reasonably believes to merit confidence. A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause his reliance to be unwarranted.

          SECTION 3.12   LIMITATION ON DIRECTORS' LIABILITY.  A director of
                         ----------------------------------
the Corporation shall not be personally liable to the Corporation or its shareholders or to any other person for monetary damages for any action taken, or for any failure to take any action, as a director, unless (i) the director has breached or failed to perform the duties of his or her office under applicable law; and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The limitation on liability shall not apply, to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for payment of taxes pursuant to Federal, State or local law.


                            ARTICLE IV

                            COMMITTEES
                            ----------

          SECTION 4.1    GENERAL.  The Board of Directors may, by resolution
                         -------
adopted by a majority of the whole Board, designate an Executive
Committee, a Nominating and Compensation Committee, an Audit and
Finance Committee and such other committees as it may determine from time to time, with the powers, duties and requirements set forth in this Article IV or such other powers, duties and requirements as the Board may determine from time to time. Each
Committee shall consist of two (2) or more members of the Board, the number of which shall be determined from time to time and adopted by a majority of the whole Board of Directors. One member of such Committee shall be elected Chairman by a majority vote of the whole Board. The Board may designate one or more directors as alternate members of any Committee, who may replace any absent or disqualified member at any meeting of the Committee. Any such Committee, to the extent provided in such resolution or in these Bylaws, shall have and exercise the authority of the Board of Directors in the management of the business and affairs of the Corporation, except that a Committee shall not have any power or authority as to the following: (1) the submission to shareholders of any action requiring approval of shareholders under this subpart; (2) the creation or filling of vacancies in the Board of Directors; (3) the adoption, amendment or repeal of the Bylaws; (4) the amendment or repeal of any resolution of the Board

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that by its terms is amendable or repealable only by the Board; and (5) action on matters committed by the Bylaws or resolution of the Board of Directors to another Committee of the Board. The Committees shall keep regular minutes of the proceedings and report the same to the Board in the manner determined by the Board.

          SECTION 4.2    EXECUTIVE COMMITTEE.  The Board of Directors may
                         -------------------
designate an Executive Committee to consist of two (2) or more members of the Board, the number of which shall be fixed from time to time by resolution adopted by the majority of the whole Board of Directors. The Board of Directors shall elect the members of the Executive Committee by vote of a majority of the whole Board of Directors and one member of the Executive Committee shall be elected as Chairman by the vote of a majority of the whole Board of Directors. When the Board of Directors is not in session, the Executive Committee shall have and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Corporation as permitted under Pennsylvania law in all cases in which specific direction shall not have been given by the Board of Directors including, but not limited to, the power to declare dividends on the Common Stock and Preferred Stock of the Corporation. The members of the Executive Committee shall be elected annually at the Board's organizational meeting or as soon thereafter as possible. The members of the Executive Committee shall act only as a committee and individual members shall have no power as such.

          SECTION 4.3    NOMINATING AND COMPENSATION COMMITTEE.  The Board
                         -------------------------------------
of Directors may designate a Nominating and Compensation Committee to consist of two (2) or more members of the Board, the number of which shall be fixed from time to time by a resolution adopted by the majority of the whole Board, comprised of directors who are not officers or employees of the Corporation, each of whom shall be a "disinterested person" within the meaning described thereto under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, from time to time and interpreted by the Securities and Exchange Commission. The Nominating and Compensation Committee shall establish salaries, incentives, and other forms of compensation for directors, officers and other employees of the Corporation, shall administer the Corporation benefit plans and make recommendations regarding policies relating to such plans, and shall administer the issuance of stock options and other awards under any of the Corporation's stock option plans then in place to all Corporation employees and directors, other than the members of such committee, and recommend to the Board of Directors nominees for election as directors to fill any vacancies or newly created directorships which shall occur, periodically review potential candidates, including incumbent directors, and such other matters as the Board of Directors may delegate to such Committee. The members of the Nominating and Compensation Committee shall be elected annually at the Board's organizational meeting or as soon thereafter as possible. The members of the Nominating and Compensation Committee shall act only as a committee and individual members shall have no power as such.

          SECTION 4.4    AUDIT AND FINANCE COMMITTEE.  The Board of Directors
                         ---------------------------
may designate an Audit and Finance Committee to consist of two (2) or more members of the Board, the number of which shall be fixed from time to time by a resolution adopted by the majority of the whole Board, comprised of directors who are not officers or employees of the Corporation. The Audit and Finance Committee shall have the power and the duty to meet with and consider suggestions from members of management and the Corporation's internal audit staff, as well as

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

with the corporation's independent accountants, concerning the financial operations of the Corporation. The audit committee shall additionally have the power to review audited financial statements of the Corporation and consider and recommend the employment of, and approve the fee arrangement with, independent accountants for both audit functions and for advisory and other consulting services and review the sufficiency of the Corporation's accounting practices and internal controls, and such other matters as the Board of Directors may delegate to such Committee. The members of the Audit and Finance
Committee shall act only as a committee and individual members shall have no power as such.


                                 ARTICLE V
                                 OFFICERS
                                 --------

          SECTION 5.1    ELECTION AND TERM.  The officers of the Corporation
                         -----------------
shall be a Chairman of the Board, a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries and Assistant
Treasurers and such other officers as the Board of Directors may deem appropriate. All officers elected shall serve a one year term unless otherwise prescribed by the Board. Officers of the Corporation may be given distinctive designations such as Executive
Vice President, Group Vice President, Senior Vice President, Chief
Operating Officer, Chief Administrative Officer and Chief Financial
Officer. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause whenever, in its judgment, the best interests of the Corporation will be served thereby, by a majority vote in favor of removal by the entire Board but such removal shall be without prejudice to the contract rights, if any, of the person so removed.
Any vacancy occurring in any such office of the Corporation may be filled only by the Board of Directors. Any number of offices may be held by the same person.

          SECTION 5.2    DUTIES.  The officers of the Corporation shall have
                         ------
the following duties:


                       CHAIRMAN OF THE BOARD

          The Chairman of the Board shall preside at all Board of Directors and shareholders meetings. The Chairman of the Board shall have full power and authority to perform all executive acts for and on behalf of the Corporation and, in the absence of disability of the President, shall exercise all of the powers and discharge all of the duties of the President. Unless otherwise determined by the Board of Directors, the Chairman of the Board shall also be, ex officio, a member of all standing Committees of the Board of Directors, if any, shall preside at all meetings of the shareholders and Directors at which such Chairman of the Board is present and shall perform any other duties prescribed by the Board of Directors or these Bylaws.


                               PRESIDENT
          In the absence of the Chairman of the Board of Directors, the President shall preside at all Board of Directors meetings and all meetings of the shareholders at which such President is present. The President shall be the Chief Executive Officer and shall be responsible for the general and active management of the business and affairs of the Corporation, subject only to the control of

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

the Board of Directors, shall have full authority in respect to the signing and execution of deeds, bonds, mortgages, contracts and other instruments of the Corporation and shall perform any duties prescribed by the Chairman or the Board of Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall have equal authority with the Chairman to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.


                            VICE PRESIDENT

          The Vice Presidents, if any, in the order of their seniority shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform any other duties prescribed by the Chairman, the President or the Board of Directors.


                   SECRETARY AND ASSISTANT SECRETARIES

          The Secretary shall keep or cause to be kept a record of all meetings of the shareholders and the Board of Directors and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and the Board of Directors, and shall perform any other duties prescribed by the Board of Directors or the President. The Secretary shall keep in safe custody the seal of the Corporation and shall affix the same to any instrument requiring the corporate seal.

          The Assistant Secretaries, if any, in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform any other duties prescribed by the Chairman, the President or the Board of Directors.


                  TREASURER AND ASSISTANT TREASURERS

          The Treasurer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors and shall perform any other duties prescribed by the Chairman, the President or the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board of Directors, or whenever required, an account of all transactions and of the financial condition of the Corporation.

          The Assistant Treasurers, if any, in the order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform any other duties prescribed by the Board of Directors.


                              ARTICLE VI
                             CAPITAL STOCK
                             -------------

          SECTION 6.1    CERTIFICATES.  The shares of the Corporation shall
                         ------------
be represented by a certificate exhibiting the name of the registered holder and the number and class of shares and the series, if any, represented thereby, the par value of each share or a statement that such shares are without par value as the case may be and that the Corporation is incorporated under the laws of the Commonwealth of Pennsylvania. If more than one class or series of shares is authorized, the certificate shall state that the Corporation will furnish to any shareholder, upon request and without charge, a full or summary statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, and the variations thereof between the shares of each series, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.
Every share certificate shall be signed by the President or Vice-
President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and shall be sealed with the corporate seal, which may be facsimile, engraved or printed. Where a certificate is signed by a transfer agent or an assistant transfer agent or a registrar, the signature of any such President, Vice-President, Treasurer, Assistant Treasurer, Secretary or
Assistant Secretary may be facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

          SECTION 6.2    LOST OR DESTROYED CERTIFICATES.  The Board of
                         ------------------------------
Directors shall direct a new certificate or certificates to be issued in place of any certificate or certificates theretofor issued by the Corporation alleged to have been lost, destroyed or wrongfully taken, upon the making of an affidavit of that fact by the person claiming the share certificate to be lost, destroyed or wrongfully taken. If the Corporation shall have a transfer agent and registrar, the Board of Directors may cause or authorize such substitute certificate to be countersigned by the appropriate transfer agent and registered by the appropriate registrar. In each such case, the applicant for a substitute certificate shall furnish to the Corporation, and to such of its transfer agents and registrars as may require the same, evidence to their satisfaction, in their discretion, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may by them be required.

          SECTION 6.3    TRANSFER OF STOCK.  The shares of stock of the
                         -----------------
Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon transfer, the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the Board of Directors may designate, by whom they shall be cancelled and new certificates shall thereupon be issued. Except as otherwise expressly provided by the statutes of the Commonwealth of Pennsylvania, the Corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not it or they shall have express or other notice thereof.

          SECTION 6.4    RECORD DATE.  The Board of Directors may fix a time,
                         -----------
not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting of shareholders or the date fixed for the payment of any dividend or distribution or the date for the allotment of rights or the date when any change or conversion or exchange of shares will be made or go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting or entitled to receive payment of any such dividend or distribution or to receive any such allotment of rights or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case only such shareholders as shall be shareholders of record on the record date shall be entitled to notice of and to vote at such meeting or to receive payment of such dividend or to receive such allotment of rights or to exercise such rights, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after any record date so fixed.

          SECTION 6.5    REGISTERED SHAREHOLDERS.  The Corporation shall
                         -----------------------
be entitled to treat the holder of record of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, and shall not be liable for any registration or transfer of shares which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee of a fiduciary is committing a breach of trust in requesting such registration or transfer or with knowledge of such facts that its participation therein amounts to bad faith.

          SECTION 6.6    TRANSFER AGENTS AND REGISTRARS.  The Board of
                         ------------------------------
Directors may appoint one or more transfer agents or transfer clerks and one or more registrars which may be banks, trust companies or other financial institutions located within or without the Commonwealth of Pennsylvania. The Corporation may define the authority of such transfer agents and registrars of transfers, may require all stock certificates to bear the signature of a transfer agent or a registrar of transfers, or both, and may change or remove any such transfer agent or registrar of transfer.

          SECTION 6.7    DIVIDENDS.  Subject to the provisions of the Articles
                         ---------
of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart, out of any funds of the Corporation available for dividends, such sum or sums as the directors, from time to time, in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purpose as the directors shall deem conducive to the interests of the Corporation, and in its discretion, the Board of Directors may decrease or abolish any such reserve.

                              ARTICLE VII
                            INDEMNIFICATION
                            ---------------

          SECTION 7.1    INDEMNIFICATION.
                         ---------------
          A.    Indemnification.  Except as prohibited by law, each
                ---------------
person who was or is made a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by Pennsylvania law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs or personal representatives of that person. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

          B.    Determination of Right to Indemnification.  Unless
                -----------------------------------------
ordered by the Court, any indemnification under Section  A of this
Section 7 shall be made by the Corporation unless a determination is made reasonably and promptly that indemnification of the director, officer, employee or agent is not proper under the circumstances because he or she has not met the applicable standard of conduct set forth in or established pursuant to this Article Seven. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action or proceeding, or (2) if such quorum is not obtainable, or even if obtainable if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by majority vote of the shareholders.

          C.    Advance Payment of Expenses.  Expenses incurred by
                ---------------------------
a person who is or was a director or officer of the Corporation in defending a civil or criminal action or proceeding shall be paid by the Corporation in advance of the final disposition of an action or proceeding, and expenses incurred by a person who is or was an employee or agent of the Corporation in defending a civil or criminal action or proceeding may be paid by the Corporation in advance of the final disposition of such action or proceeding as authorized by the Board of Directors, in either case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in or pursuant to this Article Seven.

          D.    Section 7 Provisions Not Exclusive Right.  The
                ----------------------------------------
indemnification or advancement of expenses provided by this Section
7 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, whether under the Bylaws of the Corporation or any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

          E.    Indemnification Agreements Authorized.  Without
                -------------------------------------
limiting the other provisions of this Article Seven, the Corporation is authorized from time to time, without further action by the shareholders of the Corporation, to enter into agreements with any director, officer, employee or agent of the Corporation providing such rights of indemnification as the Corporation may deem appropriate, up to the maximum extent permitted by law.

          F.    Insurance.  The Corporation may purchase and
                ---------
maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was otherwise serving on behalf or at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article Seven.


                          ARTICLE VIII
                          MISCELLANEOUS
                          -------------

          SECTION 8.1    FISCAL YEAR.  The fiscal year of the Corporation
                         -----------
shall be determined by resolution of the Board of Directors.

          SECTION 8.2    SEAL.  The Corporation may have a corporate seal
                         ----
which shall have the name of the Corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

          SECTION 8.3    NOTICE; WAIVER OF NOTICE.  Unless otherwise provided
                         ------------------------
in the Articles or these Bylaws, written notice may be given in person, or by first class or express mail, postage prepaid, or by telegram (with messenger service specified), telex or TWX (with answer back received) or by prepaid courier service, or by facsimile transmission, to such person's address (or telex, TWX or facsimile number, if applicable) appearing on the books of the Corporation or, in the case of directors, such other address made available to the Corporation for the purpose of receiving notice.
If the notice is sent by mail, telegraph or courier service, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a telegraph office or courier service for delivery to that person or in the case of telex or TWX, when dispatched. A notice of meeting shall specify the place, date and time of the meeting and any other information required by law. When a meeting of shareholders is adjourned, it shall not be necessary to give any notice of the adjourned meeting or of the business to be transacted at an adjourned meeting, other than by announcement at the meeting at which the adjournment is taken, unless the Board fixes a new record date for the adjourned meeting. Whenever any written notice is required to be given under the provisions of law or the Articles or Bylaws, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of the notice. Except as otherwise required by this section, neither the business to be transacted at, nor the purpose of, a meeting need be specified in the waiver of notice of the meeting. In the case of a special meeting of shareholders, the waiver of notice shall specify the general nature of the business to be transacted. Attendance of a person at any meeting shall constitute a waiver of notice of the meeting, except where a person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

          SECTION 8.4    AMENDMENT OF BYLAWS.  These Bylaws may be altered,
                         -------------------
amended or repealed by, either: (1) a majority vote of the
shareholders entitled to vote thereon at any regular or special meeting duly convened after notice to the shareholders of that purpose, or (2) with respect to those matters under Pennsylvania law that are not committed expressly to the shareholders, by a majority vote of the whole Board at any regular or special meeting duly convened after notice to the directors of that purpose, if required, subject to the shareholder's right to change such action by the directors; provided, however, that these Bylaws may be altered,
                  --------  -------
amended or repealed upon the written consent of the holders of at least a majority of the voting stock of the Corporation at any time at which the holders of at least a majority of the voting stock of the Corporation shall be Praxair, Inc. and/or subsidiaries and/or affiliates thereof
(and in each case permitted successors and assigns thereof) if they shall have acquired such voting stocks pursuant to a transaction required or permitted by the Amended and Restated Right of First Refusal Agreement dated as of March 12, 1997 among the Corporation, certain subsidiaries and stockholders thereof and Praxair, Inc.